UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2024

Welsis Corp.
.(Exact name of registrant as specified in its charter)

Wyoming	333-261614	98-1620699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 E Cathedral Rd. Ste 45 PMB 405 Philadelphia, PA	19128
(Address of principal executive offices)	(Zip Code)

215-552-8991 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 7.01 Regulation FD Disclosure

On September 23, 2024, Welsis Corp (the “Company”) is pleased to announce that it is entering the cryptocurrency and blockchain industry by launching TokenTraders.net, a fully functional crypto-exchange site. Tokentraders.net allows users to exchange and trade cryptocurrencies with ease by utilizing real time rates at minimal fees. Tokentraders.net also has an in-built crypto wallet which allows its users to securely store their cryptocurrencies safely.

Item 8.01 Other Events.

The Company would like inform that it has updated its telephone number to 215-552-8991.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELSIS CORP.

Date: September 23, 2024	By:	/s/ Kwok Boon Kit
Name: Kwok Boon Kit
Title: CEO

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